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                                                                     EXHIBIT 5.1

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                                              PRICEWATERHOUSECOOPERS LLP
                                              Chartered Accountants
                                              1250 Rene-Levesque Boulevard West
                                              Suite 3500
                                              Montreal, Quebec
                                              Canada H3B 2G4
                                              Telephone +1 (514) 205 5000
                                              Facsimile +1 (514) 938 5709


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus which is part of this Registration Statement of CAE Inc. on Form F-10 dated July 3, 2002, of our auditors' report to the Board of Directors of CAE Inc. dated May 8, 2002 except for Note 21 D) and Note 23 which are as at July 3, 2002 and our report "Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference" dated July 3, 2002, relating to the consolidated financial statements of CAE Inc. as at March 31, 2002 and 2001 and for each of the years in the three year period ended March 31, 2002, which appear in such Registration Statement.

We also consent to the use of our compilation report to the Directors of CAE Inc. and our report "Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference" dated July 3, 2002 relating to the unaudited pro forma consolidated financial information of CAE Inc. for the year ended March 31, 2002, which appears in such Registration Statement.

We also consent to the incorporation by reference in the Registration Statement of our auditors' report to the Shareholders of CAE Inc. dated May 8, 2002, relating to the consolidated financial statements of CAE Inc. as at March 31, 2002 and 2001 and for the years then ended.

We also consent to the reference to us under the headings "Experts" and "Selected Historical Consolidated Financial Statement Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Chartered Accountants

Montreal, Quebec
July 3, 2002







PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.